As filed with the Securities and Exchange Commission on September 8, 2011

Registration No. 333-176244

            UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, D.C. 20549

             AMENDMENT NO. 1
            TO
               FORM S-3
                      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 PROGENICS PHARMACEUTICALS, INC.
                    (Exact name of registrant as specified in its charter)

Delaware	777 Old Saw Mill River Road Tarrytown, New York 10591 (914) 789-2800	13-3379479
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I. R. S. Employer Identification No.)

Mark R. Baker Chief Executive Officer Progenics Pharmaceuticals, Inc. 777 Old Saw Mill River Road Tarrytown, New York 10591 (914) 789-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David E. Martin, Esq. Associate General Counsel Progenics Pharmaceuticals, Inc. 777 Old Saw Mill River Road Tarrytown, New York 10591 (914) 789-2800
Approximate date of commencement of proposed sale to the public: As soon as practicable from time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please, check the following box: 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer 	Accelerated filer ☒
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company 

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2011

PRELIMINARY PROSPECTUS
$100,000,000 Common Stock, Preferred Stock, Debt Securities, Warrants, Other Rights and/or Units

From time to time, we may sell Common Stock, Preferred Stock, Debt Securities, Warrants, other Rights and/or Units in one or more issuances. This prospectus describes the general manner in which those securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of securities offered and the offering thereof. Our common stock, currently the only Progenics security outstanding, is listed on The NASDAQ Stock Market LLC under the symbol “PGNX.”

Investing in our securities involves a high degree of risk. See “Risk Factors and Forward-Looking Statements” on page 3.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in the accompanying prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts; additional information on the methods of sale appears under “Plan of Distribution.” We will also describe in the prospectus supplement the way(s) in which we expect to use of the net proceeds we receive from any sale.

________________________

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

________________________

The date of this prospectus is ___________, 201_.

CONTENTS

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information, and if anyone does so you must not rely on it. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of any date other than the date on the front cover of the documents.

CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Progenics has filed with the U.S. Securities and Exchange Commission using a shelf registration process. Under this process we may, from time to time, offer and sell Progenics securities yielding aggregate gross proceeds of not more than $100 million. This prospectus, together with the accompanying prospectus supplement, contains important information you should know before investing, including important information about the Company and the securities being offered. You should read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” in both this prospectus and the accompanying prospectus supplement, and in particular the periodic and current reporting documents we file with the SEC.

This prospectus describes the general manner in which we may offer Progenics securities by this prospectus. Each time we sell securities pursuant to the registration statement we will provide a prospectus supplement that will contain specific information about the offering and the securities offered and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of Progenics securities unless it is accompanied by a prospectus supplement.

ABOUT PROGENICS

Progenics is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Our principal programs are directed toward gastroenterology, oncology and virology. In gastroenterology, our first commercial product is RELISTOR® (methylnaltrexone bromide) subcutaneous injection, a first-in-class therapy for opioid-induced constipation the rights to which we have recently licensed to Salix Pharmaceuticals, Inc. worldwide except in Japan, where we have previously licensed to Ono Pharmaceutical Co., Ltd. the subcutaneous formulation of the drug. We originally acquired rights to the active ingredient of RELISTOR in 2001 and, after development alone and together with a former collaborator, obtained U.S. Food and Drug Administration marketing approval in 2008 for RELISTOR in advanced illness patients. In addition to the existing FDA-approved indication, we have recently submitted to the FDA a supplemental New Drug Application (sNDA) for approval of subcutaneous RELISTOR for non-cancer pain patients, and Salix has taken over responsibility for conduct of the ongoing clinical trial of an oral formulation of methylnaltrexone in that patient population.

Among our other development efforts, we are conducting a phase 1 clinical trial of a fully human monoclonal antibody-drug conjugate (ADC) directed against prostate-specific membrane antigen (PSMA) for the treatment of prostate cancer, and are engaged in pre-clinical development work on novel multiplex phosphoinositide 3-kinase (PI3K) inhibitors for the treatment of cancer and novel monoclonal antibodies against toxins produced by the bacterium Clostridium difficile (C. difficile). We are currently engaged in a Company-wide review and analysis of our various programs in principal areas of research and development.

Additional information concerning Progenics is contained in the documents we file with the SEC, as described above.

The mailing address of our principal executive offices is 777 Old Saw Mill River Road, Tarrytown, New York 10591, and our telephone number is (914) 789-2800.

RISK FACTORS AND FORWARD-LOOKING STATEMENTS

An investment in Progenics securities is speculative in nature and involves a high degree of risk. You should carefully consider the discussion of the material risks of investing in our securities contained in our filings with the SEC, including those identified under “Where You Can Find More Information,” as well as in any applicable prospectus supplement, in evaluating Progenics and its business and prospects.  You should also be aware that this document and other public statements we make may contain statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, and should take into account the considerations relating to such statements referred to in Part I of our 2010 Annual Report on Form 10-K and Item 2 of our most recent Quarterly Report on Form 10-Q  filed with the SEC, and other documents and public statements.

CONTENTS

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we currently intend to use net proceeds from sales of securities to fund:

•           research and development activities, including clinical trials, for product candidates;
•           in-licensing of technology, establishment of research and development collaborations, and/or merger or acquisition opportunities; and/or
•           working capital and general corporate purposes.

We may set forth additional information concerning our expected use of net proceeds from sales of securities in a prospectus supplement relating to the specific offering. Pending use of net proceeds as described above, we intend to invest net proceeds in interest-bearing, investment-grade securities.

An accompanying prospectus supplement may not identify precisely the amounts we plan to spend on each of the uses of proceeds listed above or any other uses of proceeds that we may identify in the prospectus supplement. In addition, the amounts actually expended for each purpose may vary significantly depending upon numerous factors, including:

•           the costs and results of research, development and product candidate testing, including clinical trials;
•           costs and results of the regulatory approval process;
•           costs and structure of potential acquisitions, collaborations or other transactions;
•           the structure of and changes in our relationships with Salix, Ono and other licensors, licensees and collaborators;
•           the costs of filing, prosecuting, defending and enforcing patent claims;
•           manufacturing, marketing and other costs associated with commercialization of products; and
•           changes in the focus and direction of our research and development programs.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common and/or preferred stock, various series of debt securities, warrants and/or other rights to purchase securities, and/or units consisting of combinations of the foregoing from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a type or series of securities, we will provide a prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•   designation or classification;
•   aggregate principal amount or aggregate offering price;
•   voting or other rights;
•   rates and times of payment of interest, dividends or other payments;
•   original issue discount;
•   maturity;
•   ranking;
•   restrictive covenants;

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•   redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;
•   any securities exchange or market listing arrangements; and
•   important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. We urge you to read the prospectus supplement related to any securities being offered.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, Progenics’ amended and restated certificate of incorporation, bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

Capital Stock

Our authorized capital stock consists of 80 million shares of common stock, par value $0.0013 per share, and 20 million shares of preferred stock, par value $0.001 per share. As of August 31, 2011, there were 33,766,820 shares of common stock outstanding, 200,000 held in treasury and 7,683,040 reserved for issuance upon exercise of stock options or vesting of restricted shares granted under Company incentive plans.  No shares of preferred stock are issued and outstanding.

Common Stock.  Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Directors are elected by a plurality vote, and holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. As a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future which could adversely affect common stockholders as described below, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then-outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Preferred Stock.  Our board of directors has the authority, without further vote or action by the stockholders, to designate and issue shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. We will fix in a certificate of designation the number of shares, the designation and the rights, preferences and privileges, including any dividend, conversion, voting or preemptive rights, terms of redemption, liquidation preferences and sinking fund terms, auction and remarketing procedures, and any transfer or other restrictions or limitations of or relating to any series of preferred stock that we sell under this prospectus and applicable prospectus supplements. The Delaware General Corporation Law (DGCL) provides that in addition to any voting rights that may be provided in the applicable certificate of designation, preferred stock holders have the right to vote separately as a class on a proposed amendment to our charter involving certain fundamental changes in their rights. Preferred stock terms could adversely affect the voting power or other rights of common stock holders and the likelihood that they would receive dividend or liquidation payments, and could have the effect of delaying, deferring or preventing a change in control. You should read the prospectus supplement and the certificate of designation relating to any series of preferred stock we may offer.

CONTENTS

We are subject to the provisions of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or the business combination is approved in a prescribed manner. A “business combination” includes a merger or asset sale involving or other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

Our bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law and that we may indemnify our other officers, employees and other agents. We may enter into indemnification contracts with our directors and officers and purchase insurance on behalf of any person whom we are required or permitted to indemnify. In addition, our charter provides that the liability of our directors for monetary damages shall be eliminated, except for (i) breach of the directors duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violating Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. Pursuant to Delaware law and subject to the foregoing exceptions, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care: in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law, and it does not affect a director’s responsibilities under any other law, such as U.S. federal securities laws or state or federal environmental or other laws.

Debt Securities

We may issue debt securities from time to time, in one or more series, as senior, subordinated or junior subordinated, convertible or non-convertible and secured or unsecured debt. Any senior debt securities will rank equally with any unsubordinated debt. Subordinated debt securities will rank equally with any other subordinated debt of the same ranking we may issue. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities at predetermined conversion rates, and conversion may be mandatory or at the holder’s option.

Debt securities will be issued under one or more indentures -- contracts between us and a national banking association or other eligible party acting as trustee. Following is a summary of certain general features of debt securities we may issue; we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement, which may differ from the terms we describe below. You should read the prospectus supplements, any free writing prospectus we may authorize and the indentures, supplemental indentures and forms of debt securities relating to any series of debt securities we may offer.

General.  Except as we may otherwise provide in a prospectus supplement, the relevant indenture will provide that debt securities may be issued from time to time in one or more series. The indenture will not limit the amount of debt securities that may be issued thereunder, and will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate and/or a supplemental indenture, if any, relating to such series.

CONTENTS

We will describe in each prospectus supplement the following terms relating to any series of debt securities:

•   the title or designation;
•   whether they will be secured or unsecured, and the terms of any security;
•   whether the debt securities will be subject to subordination, and any terms thereof;
•   any limit upon the aggregate principal amount;
•   the date or dates on which the debt securities may be issued and on which we will pay the principal;
•   the interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining them;
•   the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•   the currency of denomination;
•   if payments of principal of, premium or interest will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•   the place or places where the principal of, premium, and interest will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;
•   the form of consideration in which principal of, premium or interest will be paid;
•   the terms and conditions upon which we may redeem the debt securities;
•   any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder;
•   the dates on which and the price or prices at which we will repurchase the debt securities at the option of holders and other detailed terms and provisions of these obligations;
•   the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•   the portion of principal amount payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•   whether the debt securities are to be issued at any original issuance discount and the amount of discount with which they may be issued;
•   whether the debt securities will be issued in certificated or global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;
•   provisions, if any, for defeasance in whole or in part and any addition or change to provisions related to satisfaction and discharge;
•   the form of the debt securities;
•   the terms and conditions upon which convertible debt securities will be convertible or exchangeable into securities or property of the Company or another person, if at all, and any additions or changes, if any, to permit or facilitate the same;
•   provisions, if any, granting special rights to holders upon the occurrence of specified events;
•   any restriction or condition on transferability;

CONTENTS

•   any addition or change in the provisions related to compensation and reimbursement of the trustee;
•   any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions so described;
•   any addition to or change in the covenants described in this prospectus or in the indenture, including terms of any restrictive covenants; and
•   any other terms which may modify or delete any provision of the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights.  We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that the holders of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction.  Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect them.

Events of Default Under the Indenture.  Except as we may otherwise provide in a prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities that we may issue:

•   if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•   if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;
•   if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;
•   if we fail to observe or perform any other covenant relating to the debt securities, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding series; and
•   if specified events of bankruptcy, insolvency or reorganization occur as to the Company.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

CONTENTS

Except as we may otherwise provide in a prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of such securities) of and premium and accrued and unpaid interest, if any, on all such debt securities. Before a judgment or decree for payment of the money due has been obtained with respect to any series, the holders of a majority in principal amount of that series (or, at a meeting of holders at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the indenture trustee or paying agent a sum sufficient to pay all amounts owed to the indenture trustee under the indenture, all arrears of interest, if any, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the relevant prospectus supplement relating to any discount securities for the particular provisions relating to acceleration of a portion of the principal amount thereof upon the occurrence of an event of default.

Subject to the terms of the indenture, and except as we may otherwise provide in a prospectus supplement, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to that series, provided that, subject to the terms of the indenture, the debenture trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to holders not involved in the proceeding.

Except as we may otherwise provide in a prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•           the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•           the holders of at least a majority in aggregate principal amount outstanding of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•           the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount outstanding of that series (or at a meeting of holders at which a quorum is present, the holders of a majority in principal amount of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

Except as we may otherwise provide in a prospectus supplement, these limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, them.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver.  Except as we may otherwise provide in a prospectus supplement, the debenture trustee and the Company may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

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•           to surrender any right or power conferred upon the Company;
•           to provide, change or eliminate any restrictions on payment of principal of or premium, if any; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;
•            to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;
•           to evidence the succession of another entity to the Company;
•           to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;
•           to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;
•           to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the U.S. Trust Indenture Act of 1939;
•            to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders thereof; and
•           to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of holders of any debt securities.

In addition, and except as we may otherwise provide in a prospectus supplement, under the indenture the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount outstanding (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) that is affected. The debenture trustee and the Company may, however, make the following changes only with the consent of each holder of any outstanding debt securities affected:

•           extending the fixed maturity;
•           reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption;
•           reducing the principal amount of discount securities payable upon acceleration of maturity;
•           making the principal of or premium or interest payable in currency other than that stated;
•           impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date;
•           materially adversely affecting the economic terms of any right to convert or exchange; and
•           reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, and except as we may otherwise provide in a prospectus supplement, the holders of at least a majority in principal amount of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all such holders, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

CONTENTS

Discharge.  Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the affected series on the dates payments are due.

Form, Exchange and Transfer.  Except as we may otherwise provide in a prospectus supplement, we will issue debt securities only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may issue debt securities in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities or the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Except as we may otherwise provide in a prospectus supplement, if we elect to redeem the debt securities of any series, we will not be required to:

•            issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•           register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee.  The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee will be under no obligation to exercise any of the powers given it by the indenture at the request of any holder unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

CONTENTS

Payment and Paying Agents.  Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest at the office of the indenture trustee or, at the option of the Company, by check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments. We will name in the applicable prospectus supplement any other paying agents that we initially designate. We will maintain a paying agent in each place of payment.

All money we pay to a paying agent or the debenture trustee for the payment of principal or any premium or interest which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law.  The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

Warrants, Other Rights and Units

We may from time to time issue warrants or other rights (together, Rights), in one or more series, for the purchase of common stock, preferred stock or debt securities. We may issue Rights independently or together with such securities (as such, Units), and such Rights may be attached to or separate from them. Rights will be evidenced by a Rights certificate issued under one or more Rights agreements between us and a Rights agent which will act solely as our agent in connection with the Rights and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of Rights. The forms of any such certificates and agreements will be filed as exhibits to the registration statement of which this prospectus is a part by amendment thereof or as exhibits to a Current Report on Form 8-K incorporated herein by reference, and the accompanying prospectus supplement and such forms may add, update or change the terms and conditions of the Rights or Units described in this prospectus.  You should read the prospectus supplements, Rights agreements and Rights certificates that contain the terms of the Rights in their entirety.

The particular terms of each issue of Rights or Units will be described in the applicable prospectus supplement, including, as applicable:

•   the title of the Rights;
•   any initial offering price;
•           the title, aggregate principal amount or number and terms of the securities purchasable upon exercise of the Rights;
•   the principal amount or number of securities purchasable upon exercise of each Right and the price at which that principal amount or number may be purchased upon exercise of each Right;
•   the currency or currency units in which any offering price and the exercise price are payable;
•   the title and terms of any related securities with which the Rights are issued and the number of the Rights issued with each security;
•   any date on and after which the Rights and the related securities will be separately transferable;
•   any minimum or maximum number of Rights that may be exercised at any one time;
•   the date on which the right to exercise the Rights will commence and the date on which the right will expire;
•   a discussion of U.S. federal income tax, accounting or other considerations applicable to the Rights or Units;

CONTENTS

•   whether the Rights represented by the Rights certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
•   any anti-dilution provisions of the Rights;
•   any redemption or call provisions applicable to the Rights;
•   any provisions for changes to or adjustments in the exercise price; and
    any additional terms of the Rights, including terms, procedures and limitations relating to exchange and exercise of the Rights.

Rights certificates will be exchangeable for new Rights certificates of different denominations and, if in registered form, may be presented for registration of transfer, and Rights may be exercised, at the corporate trust office of the Rights agent or any other office indicated in the related prospectus supplement. Before the exercise of Rights, holders of Rights will not be entitled to payments of any dividends, principal, premium or interest on securities purchasable upon exercise of the Rights, to vote, consent or receive any notice as a holder of and in respect of any such securities or to enforce any covenants in any indenture, or to exercise any other rights whatsoever as a holder of securities purchasable upon exercise of the Rights.

CONTENTS

RATIO OF EARNINGS (LOSS) TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings (loss) to combined fixed charges and preferred stock dividends for the periods indicated (in thousands). For these ratios, “loss” is computed adding loss from operations and fixed charges (excluding loss in joint venture for 2006). Fixed charges consist of an estimate of the interest within rental expense. We do not have any preferred stock outstanding as of the date of this prospectus, and therefore there are no preferred dividends included in our calculation of these ratios.

	Six Months Ended June 30,	Years Ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of earnings (loss) to fixed charges and preferred stock dividends	101	*	*	*	*	*
Coverage deficiency amount for total fixed charges and preferred stock dividends (1)	-	$69,820	$30,612	$44,672	$43,688	$21,497
_____________________
(1) For the full years presented, the Company’s coverage ratio is less than one-to-one and it must generate additional earnings of these specified amounts to achieve a coverage ratio of 1:1.

PLAN OF DISTRIBUTION

We may sell securities through underwriters or dealers, through agents, directly to one or more purchasers, or by a combination of these methods. The accompanying prospectus supplement will describe the terms of any offering of securities, including:

•   the name or names of any underwriters;
•   the purchase price of the securities and the proceeds we will receive from the sale;
•   any over-allotment options pursuant to which underwriters may purchase additional securities from us;
•   any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•   any initial public offering price; and
•   any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if any such securities are purchased. The underwriters may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship, and will describe any such relationships in the prospectus supplement naming such underwriter(s).

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe in the prospectus supplement any commissions that must be paid to the agent. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

CONTENTS

We may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The relevant prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the U.S. Securities Act of 1933, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. Underwriters may, however, engage in the following activities in accordance with the rules:

•   Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.
·           Over-allotments and syndicate covering transactions — Underwriters may sell more securities than those they have committed to purchase in an underwritten offering. This over-allotment creates a short position for the underwriters which may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the offering, and may be closed out either by exercising the underwriter’s over-allotment option or by purchasing securities in the open market. In determining how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the over-allotment option price. Naked short sales are short sales in excess of the over-allotment option, which the underwriters must close out by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering
                •   Penalty bids— If underwriters purchase securities in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those securities as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of securities may have the effect of raising or maintaining the market price of securities or preventing or mitigating a decline in the market price. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of securities if it discourages resales of the securities.

If commenced, the underwriters may discontinue at any time any of the activities described above.

Any underwriters who are qualified market makers on The Nasdaq National Market may engage in passive market making transactions in our common stock on The Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must be identified as such and must comply with applicable volume and price limitations. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed eight percent of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

CONTENTS

LEGAL MATTERS

The legality of the securities being offered hereby is being passed upon for the Company by David E. Martin, Associate General Counsel, who is the beneficial owner of shares and options to purchase shares of Progenics common stock. Any underwriters will also be advised on legal matters by their own counsel, who will be identified in an applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Progenics, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov, and read and copy them at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. You may obtain information on operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also make available our annual, quarterly and current reports and proxy materials on our website, http://www.progenics.com.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules. For further information with respect to Progenics and its common stock, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and the accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or an other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You may obtain copies of the registration statement and its exhibits via the EDGAR database or our website, or at the offices of the SEC, where they may be examined without charge at the SEC’s Public Reference Room, at the address listed above, or obtained upon payment of the prescribed fees.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information in this prospectus and the accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and the accompanying prospectus supplement, except for information superseded by information contained in this prospectus and/or the accompanying prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and the accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 0-23143), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about Progenics and its business and financial condition.

CONTENTS

•	Annual Report on Form 10-K for the year ended December 31, 2010;
•	Quarterly Reports on Form 10-Q for the quarter ended March 31, and for the quarter and six months ended June 30, 2011;
•	Current Reports on Form 8-K filed on January 26, February 7, 9 and 18, March 9 and 15, April 4 and 6, May 10, 20 and 26, June 13 and 28, and August 9 and 30, 2011; and
•
the description of our common stock contained in our Registration Statement on Form 8-A, dated September 29, 1997, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the completion of this offering and after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the accompanying prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such supplement to the extent that a statement contained in this prospectus or such supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the accompanying prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus and the accompanying prospectus supplement by requesting them in writing or by telephone from us at our executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591, telephone number (914) 789-2800, Attention: Investor Relations and Corporate Communications.

CONTENTS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Except for the SEC registration fee, all expenses are estimated, and all will be paid by the registrant. Since an indeterminate amount or number of securities and/or transactions may be covered by this registration statement, expenses of issuance and distribution of the securities are not currently determinable. Amounts shown are estimates of possible expenses, and do not limit the amount or number of securities or transactions.

SEC Registration Fee	$11,610
Accountants’ fees and expenses	5,000
Legal fees and expenses	5,000
Printing and engraving expenses	5,000
Transfer agent and registrar fees	1,000
Miscellaneous	1,000
Total	$28,610

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (DGCL) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

CONTENTS

Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. No such provision, however, may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Registrant’s Amended and Restated Certificate of Incorporation contains such a provision.

The Registrant’s Amended and Restated Certificate of Incorporation and By-Laws provide that the Registrant shall indemnify officers, directors, employees and agents of the Registrant, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Registrant arising out of his or her capacity as such.

The Registrant has entered into Indemnification Agreements with each of its officers and directors, pursuant to which the Registrant has agreed to indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law.

The Registrant has obtained an insurance policy providing coverage for certain liabilities of its officers and directors.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit
1.1†	Form(s) of underwriting agreement(s).
3(i)	Amended and Restated Certificate of Incorporation of the Registrant (previously filed in Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2011).
3(ii)	Amended and Restated By-laws of the Registrant (previously filed in Current Report on Form 8-K filed on May 13, 2005).
4.1*	Form of Indenture (including form of Debt Securities).
4.2†	Form(s) of Rights Agreement(s) (including form(s) of Rights).
4.3	Specimen Certificate for Common Stock, $0.0013 par value per share, of the Registrant (previously filed in Registration Statement on Form S-1, Commission File No. 333-13627).
4.4†	Form of Certificate of Designation of Preferred Stock.
4.5†	Form of Certificate for Preferred Stock.
4.6†	Form of Unit Agreement (including form of Units).
5.1	Opinion and Consent of David E. Martin.
12.1*	Statement re computation of ratio of earnings (loss) to combined fixed charges and preferred stock dividends.
23.1	Consent of David E. Martin (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney.
25.1††	Statement of Eligibility of Trustee on Form T-1.
______________________
†	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
††	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.
*              Previously filed.

CONTENTS

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)             to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)             to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)             to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)             That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is relying on Rule 430B:

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

CONTENTS

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)             That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement (Registration No. 333-176244) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenburgh, State of New York, on September 8, 2011.

PROGENICS PHARMACEUTICALS, INC.
                                       By: /s/ Mark R. Baker
      Mark R. Baker
         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter J. Crowley* Peter J. Crowley	Chairman	September 8, 2011

/s/ Mark R. Baker Mark R. Baker	Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2011

/s/ Robert A. McKinney Robert A. McKinney	Chief Financial Officer, Senior Vice President, Finance & Operations and Treasurer (Principal Financial and Accounting Officer)	September 8, 2011

/s/ Charles A. Baker* Charles A. Baker	Director	September 8, 2011

/s/ Kurt W. Briner* Kurt W. Briner	Director	September 8, 2011

/s/ Mark F. Dalton* Mark F. Dalton	Director	September 8, 2011

/s/ Stephen P. Goff* Stephen P. Goff	Director	September 8, 2011

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/s/ Paul J. Maddon* Paul J. Maddon	Vice Chairman, Chief Science Officer and Director	September 8, 2011

/s/ David A. Scheinberg* David A. Scheinberg	Director	September 8, 2011

/s/ Nicole S. Williams* Nicole S. Williams	Director	September 8, 2011

* By:  /s/ Robert A. McKinney
   Robert A. McKinney
   Attorney-in-Fact